EXHIBIT J

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 7 to the Registration Statement for Prasad Series Trust (Registration Number 333-63151) of all references to our firm included in or made a part of this Amendment.

/s/Meyler & Company, LLC

July 21, 2004

{320804:6}